UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2010

Thomas Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22010	72-0843540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500
Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(972) 869-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 16, 2010, Thomas Group, Inc. (the “Company”) received a Nasdaq Staff Determination letter indicating that the Company fails to comply with the minimum $1.00 bid price requirement set forth in Listing Rule 5550(a)(2) of the Nasdaq Stock Market.  As a result, its securities are subject to delisting from The Nasdaq Capital Market unless the Company requests a hearing before a Nasdaq Listing Qualifications Panel.

The Company intends to request a hearing before a Listing Qualifications Panel to review the Staff Determination prior to the request deadline on March 23, 2010. There can be no assurance the Panel will grant the Company’s request for continued listing.

A copy of the press release issued by the Company announcing its receipt of the Nasdaq Staff Determination Letter and intention to request a hearing is attached hereto as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press Release dated March 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS GROUP, INC.

Date: March 22, 2010	By:	/s/ Frank Tilley
Frank Tilley
Interim Chief Financial Officer and Vice President